Exhibit 10.9

**-Certain information omitted and filed separately with the Commission pursuant to a confidential treatment request under Rule 24b-2 of the Commission.

                  RESEARCH AND DEVELOPMENT SERVICES AGREEMENT

LUCENT TECHNOLOGIES INC.                    BROADBAND TECHNOLOGIES,
600 Mountain Avenue                         4042 Stirrup Drive
Murray Hill, New Jersey 07974               Durham, NC 27709-3737

Lucent Technologies Inc. ("Lucent") agrees to fund, and BroadBand Technologies, Inc. ("BBT") (collectively the "Parties") agrees to perform research and development projects to be further described on a project-by-project basis, in accordance with the terms and conditions stated in this Agreement and any attachments to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein, and other good and valuable considerations, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

1.01 Effective Date means February 4, 1998.

1.02 BBT Information means any information developed by BBT or any of its Subsidiaries prior to the effective date or outside of the scope of this Agreement.

1.03 Lucent Information means Lucent ***************** Technology and Lucent **************** Technology, collectively. The term also means and includes any part, component, and associated information developed during a Project Period, solely by Lucent or any of its Subsidiaries.

1.04 Lucent ***************** Technology means the information transferred or to be transferred from Lucent to Licensee pursuant to this Agreement as identified in Attachment 2.

1.05 Lucent ************** Technology means the information transferred or to be transferred from Lucent to Licensee pursuant to this Agreement as identified in Attachment 1.

1.06 BBT DLC PRODUCTS means any product of BBT which is designed and marketed by BBT to be a component of a digital loop carrier system. The digital loop carrier system would provide concentration from a central office to a traditional Remote Terminal or a Remote Terminal deployed in an Optical Network Unit-like configuration, with either a fiber or metallic interface.

1.07 Manufacturing Agreement means the Manufacturing Agreement between the Parties executed on or about the Effective Date.

1.08   *************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************************


1.09  **************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
******************

1.10 A Change of Control occurs upon any one of the following circumstances or events:

(i) The stockholders of a Party ("Acquired Party") approve a transaction, including, without limitation, a merger or consolidation (however denominated or effectuated), with an Acquiror, including, without limitation, a merger or consolidation, or series of transactions with the same Acquiror ("Combination"), and immediately after such transaction(s) less than 60% of the combined voting power of the then-outstanding securities of the Acquired Party or the Acquiror, will be held in the aggregate by the holders of securities entitled, immediately prior to such Combination, to vote generally in the election of directors of the Acquired Party ("Voting Securities");

(ii) The stockholders of the Acquired Party approve the sale or transfer of all or substantially all of its assets to any other Person or entity, and less than 60% of the combined voting power of the then-outstanding Voting Securities of such Acquiror immediately after such transaction will be held in the aggregate by the holders of the Voting Securities of the Acquired Party immediately prior to such sale;

(iii) An Acquiror acquires in one or a series of transactions beneficial ownership of more than 40% of the outstanding shares of Voting Securities of a Party;

(iv) The stockholders of a Party approve a plan of complete liquidation or dissolution of the Party;

(v) Any Acquiror obtains direct or indirect Control (as herein defined) over a party and, in Lucent's reasonable judgment, such Control may threaten Lucent's interests. For the purposes of this subsection, the term "Control" shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of a Party, whether through the ability to exercise voting power, by contract or otherwise;

(vi) At any time, Continuing Directors (as herein defined) shall not constitute at least 50% of the members of the Board ("Continuing Director" means (i) each individual, who has been a director of the Party for at least twelve
      (12) consecutive months before such time and (ii) each individual who was nominated or elected to be a director of the Party by at least a majority of the Continuing Directors at the time of such nomination or election); or

(vii) Any other  transaction  which has the  effect of causing  the  substantive
      changes  in  the  Acquired  Party   described  in  any  of  the  preceding
      paragraphs.

      For the purposes of this Section, the term "Acquiror" shall mean one person or entity, or two or more persons and/or entities constituting a "group" for purposes of the Securities Exchange Act of 1934, as amended.

1.11 Material Breach means a breach of this Agreement by BBT that arises from an unauthorized use or disclosure by BBT of the Lucent Information or Developed Information where such uncured breach, in Lucent's reasonable opinion, has or is likely to result in material harm to Lucent and which cannot be cured by damages, either because of the nature of the harm or BBT's financial inability to pay damages, which breach is capable of being cured and remains uncured for more than ten (10) days following notice of the breach from Lucent.

1.12 Developed Information means any newly developed product and technical information relating to a Project which is developed by BBT pursuant to this Agreement or a Project Letter. The term does not mean and does not include any product or underlying information developed prior to the effective date of this Agreement.

1.13 Joint Information means any newly developed product, technical information, or inventions relating to a Project which is developed pursuant to this Agreement with a substantial contribution by one or more of Lucent's employees, agents or consultants jointly with a substantial contribution of or by one or more of BBT's employees, agents or consultants during a Project Period. The term does not mean and does not include any product or underlying information developed prior to the effective date of this Agreement or during the term of this Agreement solely by Lucent or BBT.

1.14 Project means a research and/or development project described in an applicable Project Letter issued in accordance with the terms of this Agreement. Each Project shall have a separate Project Letter mutually agreed to and executed by representatives of Lucent and BBT.

1.15 Project Letter means the separate document to be issued pursuant to this Agreement for each Project, which shall be executed by representatives of Lucent and BBT, and which shall describe in detail the obligations, responsibilities, and mutual agreement of Lucent and BBT in connection with the Project. Unless otherwise mutually agreed by the parties, each Project Letter shall contain, at a minimum, the elements of information set forth in Section 2.02(c) of this Agreement.

1.16 Project Period means, unless otherwise mutually agreed, the period commencing on the effective date of a Project Letter and ending after the delivery by BBT of the Deliverables due pursuant to such Project Letter or earlier termination of the Project as provided herein.

1.17 Subsidiary of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

1.18 Plug Compatible product means product which can be installed and operate with another product so that both are fully functional, with no changes or with only trivial and inexpensive modification or reconfiguration.

1.19 Severity 1 Defect means the condition which exists when the transmission system is completely inoperative, and it is not usable by the customer. The inoperative portion of the licensed software completely restricts the customer's operation.

1.20 Severity 2 Defect means the condition which exists when the transmission system is partially inoperative but it is still usable by the customer. The inoperative portion of the licensed software severely restricts the customer's operations, but has a less critical effect than a Severity 1 Defect.

                                    ARTICLE 2
                             MANAGEMENT OF PROJECTS

2.01 As soon as practicable following execution and delivery of this Agreement, the Parties shall agree on a preliminary list of possible Projects, and associated fees payable by Lucent to BBT for such Projects, which the Parties shall consider under this Agreement for performance under a suitable Project Letter. The Parties recognize that the list of potential Projects on such list is subject to additions and deletions, by mutual agreement, and shall not bind either Party until an appropriate Project Letter for any given Project is executed by both Parties. Except as agreed by BBT, the Projects that are selected by the Parties shall all relate to the development of ********************* or *******************.

2.02 Project Letters

      (a) Lucent and BBT presently contemplate the future execution by them of one or more written Project Letters. All transactions between Lucent and BBT which relate to a Project shall be covered by the terms of this Agreement, as it may be amended from time to time, and any applicable Project Letter unless the parties agree otherwise in writing.

      (b) Each duly executed Project Letter shall be deemed, upon its execution, to be incorporated into this Agreement. If the Project Letter conflicts with the terms and conditions of this agreement, the terms and conditions of the Project Letter shall control.

      (c) Lucent and BBT agree that each Project Letter, at a minimum, shall specify the information outlined below:

      i) A reference to this Agreement as "Lucent / BBT Research and Development Services Agreement Effective February 4, 1998";

      ii) The effective date of the Project Letter and the contemplated length of the Project Period;

      (iii) A detailed description of the Project in terms of the scope of work for research and/or development services to be performed, including a description (or "Specifications") of any information, product and material that may be delivered pursuant thereto ("Deliverables");

      (iv)  A  statement   defining  all  Deliverables,   milestones  and  their
            associated due dates;

      (v) The name, address, telephone and facsimile number of the Lucent's and BBT's representatives assigned to administer the Project;

      (vi) The period after delivery to Lucent of the Deliverables within which Lucent shall accept or reject the Deliverables. The Parties agree that such period will vary according to the needs of a particular Project, but shall be kept as short as reasonably possible;

      (vii) The  maximum   total   Project   cost   (including   major   capital
            expenditures) authorized by Lucent, which may not be changed without the prior written agreement of the parties;

     (viii) A statement defining the commencement and completion dates of the Project Period;

      (ix) The warranty period for the Deliverables of the Project, if such warranty period shall be longer than the one year period specified in Article 5; and

      (x) Signatures of representatives authorized by Lucent and BBT to execute the Project Letter.

2.03 Project Management

            (a) The responsibilities of the individuals identified by the Parties to administer the various Projects shall be:

      (i)   Monitoring   all  Project   activities,   including   processing  of
            information and other administrative details;

      (ii) Taking the necessary action to achieve the milestone objectives in accordance with the scheduled completion dates in the Project Letters, including assigning identified problems to the responsible organizations for resolution and changing the milestone dates or Project Period, if required by the circumstances;

      (iii) Providing information for reviewing and approving any interim reports for the Projects;

      (iv) Providing overall guidance and assistance in the event that changes to the Project are required; and

      (v) Preparing the format and reviewing and approving any final reports of the Project as may be described in the relevant Project Letter.

      (b) The individuals shall not discuss marketing or pricing of products sold by Lucent or BBT.

2.04 BBT shall deliver to Lucent the Deliverables set forth in executed Project Letters. The Parties anticipate that Deliverables may be changed after the time of execution of this Agreement as the Parties discuss product, architecture, capability and other technical issues. The Parties agree to make such changes in good faith consistent with the discussions of their intentions prior to the execution and delivery of this Agreement.

2.05 The Parties agree to work together diligently and in good faith to execute Project Letters for approximately ********************************* within sixty
(60) days from the Effective Date; at least ******************************* more by October 1, 1998; and the remaining ******************************* in Project
Letter work by October 1, 1999. In the event that the Parties are unable to execute the Project Letters by that date, the Parties agree to initiate accelerated arbitration to resolve all disputes that may be preventing agreement on the Project Letters, using a single arbitrator, no discovery, and a period of arbitration from initiation to completion of arbitration of no longer than thirty (30) days.

2.06 The Parties may at any time during this Agreement agree to additions, deductions or deviations (all hereinafter referred to as a "Change") from the Deliverables. No Change shall be considered as an addition, alteration or deduction from the Deliverables, nor shall BBT be entitled to any additional compensation for work done pursuant to or in contemplation of a Change, unless made pursuant to a written instruction from Lucent ("Change Order") issued by Lucent. BBT shall not be required to accept any Change, but agrees to consider all Change Orders in good faith. In no event shall any Change decrease the aggregate amount specified in Section 3.01(a) to be paid by Lucent under this Agreement. Increases in the price to be paid by Lucent for any Change shall be consistent with the method of pricing of the original Deliverables.

2.07 (a) Lucent shall evaluate each Deliverable furnished under this Agreement for compliance with the Specifications and shall submit a written acceptance or rejection to BBT within the period for acceptance/rejection specified in the relevant Project Letter after the receipt by Lucent of the complete Deliverable. Except as provided in this Section 2.07, Lucent may exercise its right to reject any Deliverables or portions thereof only on account of the failure of the Deliverables to meet the Specifications. Acceptance or rejection shall be made only in writing by the Lucent Representative provided, however, that failure to reject any Deliverables or portions thereof within the period for acceptance/rejection specified in the relevant Project Letter shall constitute acceptance. In no event shall early turnover of the Deliverable by BBT to Lucent or use during the evaluation period of such Deliverable by Lucent or its customers for business, profit, revenue or any other lawful use constitute acceptance of such Deliverable by Lucent. Lucent shall have the right to accept or reject portions of any Deliverable. Any rejection of a Deliverable or portion thereof shall identify the failure to meeting Specifications in reasonable detail sufficient to allow BBT to correct the deficiency.

(b) If a Deliverable evaluated pursuant to Section 2.07(a) is rejected, BBT agrees to correct, at its expense, the failure to meet the Specifications for the Deliverable (referred to herein collectively as "defect") leading to such rejection and resubmit the corrected Deliverable to Lucent within sixty (60) days after receipt of notice from Lucent of such defect or such longer period as is consistent with industry practice for the identified defect (collectively referred to herein as the "Corrective Period"). Lucent shall have thirty (30) days (or such longer period as is consistent with industry practice) after the resubmitting of such corrected Deliverable to accept or reject such Deliverable. If the corrected deliverable complies with the Specifications, BBT shall incorporate the corrections in the Deliverable.

(c) If the defects in a rejected Deliverable are not corrected within the Corrective Period or if a resubmitted Deliverable re-tested or re-evaluated by Lucent during the sixty (60) day re-evaluation period is again rejected, then Lucent may at its option: (1) retain the Deliverable at an equitable adjustment in price as may be agreed by the parties, in which case that deliverable shall be deemed accepted; (2) afford BBT one or more correction extensions for a period or periods to be specified by Lucent. Unless otherwise agreed, during such optional extension by Lucent, Lucent may terminate the Project for Deliverable that has been rejected. BBT shall refund that portion of the price of the Project previously paid to BBT which is in excess of its equitable adjustment referred to above if the defects are not corrected prior to termination by Lucent. Lucent may not terminate this Agreement.

(d) Lucent shall have no obligation to accept any Deliverable delivered more than six months after the delivery date specified for such Deliverable in the relevant Project Letter.

2.08 Work on any Deliverable shall not be performed outside the United States without the consent of the Lucent, which shall not unreasonably be withheld.

2.09 (a) It is expressly understood and agreed that this Agreement does not grant to BBT an exclusive right or privilege to develop for Lucent products of the type described in this Agreement which Lucent may require. It is, therefore, understood that Lucent may, and fully intends to, contract with other developers for the procurement of comparable development. In addition, Lucent shall at its sole discretion, decide the extent to which Lucent will market, advertise, promote, support, or otherwise assist in further offerings of the products. BBT understands and agrees that Lucent intends to and will have alternate and supplemental sources for the development work set out in this Agreement. Notwithstanding the foregoing, it is further understood and agreed that if Lucent utilizes non-BBT sources for the same or similar development work, then such shall not relieve Lucent of its commitments hereunder to pay BBT twenty-one million dollars ($21,000,000).

      (b) BBT agrees that this Agreement shall neither restrict the right of Lucent to cease purchasing the Deliverables nor require Lucent to continue any level of such purchases after payment by Lucent of twenty-one million dollars ($21,000,000) (subject to Section 6.02) pursuant to this Agreement.

2.10 If BBT or Lucent has knowledge that anything prevents or threatens to prevent the timely delivery of any Deliverable under this Agreement, including delays in transfer by Lucent of information BBT requires to perform this Agreement, BBT or Lucent as the case may be, shall immediately notify the
Representative of the other party and include all relevant information concerning the delay or potential delay.

2.11 If requested by Lucent, BBT will, without additional charge to Lucent: (a) provide instructors and the necessary instructional material of BBT's standard format to train Lucent's personnel in the installation, planning and practices, operation, maintenance, and repair of Deliverables furnished under this Agreement, with these classes to be conducted at reasonable intervals at locations agreed upon by BBT and Lucent; or, at the option of Lucent (b) provide to Lucent training modules or manuals as provided in the Project Letters and any necessary assistance, covering those areas of interest outlined in (a) of this clause, sufficient in detail, format, and quantity to allow Lucent to develop and conduct a training program. It is understood and agreed that the training anticipated above in (a) and/or (b) shall not exceed two thousand dollars ($2,000) per Project, such amount being included in, and not in addition to, the contract amount set out in the Project Letter.

                                    ARTICLE 3
                                     PAYMENT

3.01 (a) Lucent and BBT agree that the Parties shall execute Project Letters for Projects and Deliverables having an aggregate value of twenty-one million dollars ($21,000,000.00). This sum shall exclude capital expenditures to be made pursuant to any Project Letters, which shall be at Lucent's expense, and all capital equipment purchased through such expenditures shall be owned by Lucent. On the first day of each calendar quarter for the 12 calendar quarters after the earlier to occur ofApril 1, 1998 or execution and delivery by both Parties of the one or more Project Letters having a price of at least the amount of the first installment, Lucent will pay BBT One Million Seven Hundred Fifty Thousand Dollars ($1,750,000), unless the Parties mutually agree upon an adjustment to that amount in view of the anticipated volume of activity during the calendar quarter following the adjusted quarter. However, if mutually agreed upon milestones have not been met by BBT through no fault of Lucent during any previous quarter, then the advance payment for upcoming quarters will be reasonably adjusted accordingly. BBT shall provide to Lucent, on a quarterly basis, an accounting report which compares the dollar amount of completed Deliverables to amounts paid by Lucent pursuant to the scheduled payments. Upon the earlier of the termination of this Agreement or completion of the last Project, the Parties shall make such payments to one another as shall cause the aggregate amount paid by Lucent to equal the amount agreed to be paid under this Section, subject to adjustment as provided in Sections 2.06, 2.07, and 6.02.

(b) The Parties will attempt in good faith to select projects related to **************************************** which are useful to both Parties. Each
Project Letter shall include a "Reusability Value". Such Reusability Value shall be the mutually agreed value of the Project Deliverables to BBT.****************
********************************************************************************
********************************************************************************
********************************************************************************
***********************************  and such aggregate  Reusability  Value.  If this Agreement is terminated prior to the third anniversary of the Effective Date, the ******* *********************** amount shall be reduced pro rata based on the percentage of the three (3) year period after the Effective Date that occurred prior to the date of termination and Lucent shall pay to BBT, within ninety (90) days of termination, an amount equal to the difference between the pro rata reduced amount and the aggregate Reusability Value.

3.02 The Deliverables shall be delivered free from all claims, liens, and charges whatsoever. Lucent reserves the right to require proof that all third parties furnishing labor and materials for the Deliverables have been paid.

3.03 Lucent shall reimburse BBT only for the following tax payments with respect to transactions under this Agreement unless Lucent advises BBT that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Lucent shall be billed as separate items on BBT's invoices and shall not be included in BBT's prices. Lucent shall have the right to have BBT contest any such taxes that Lucent deems improperly levied at Lucent's expense and subject to Lucent's direction and control.

                                    ARTICLE 4
                             GRANTS OF RIGHTS TO USE
                              INTELLECTUAL PROPERTY

4.01 Subject to Section 4.02, BBT grants to Lucent, a perpetual, fully paid up, non-exclusive, nontransferable, and worldwide:

      a) right to use BBT Information delivered with or included in a Deliverable for the design, development, manufacture, marketing or maintenance of Lucent's products other than products which are Plug Compatible with BBT products, provided that this Section shall not convey to Lucent any right to disclose the BBT Information to any entity other than its Subsidiaries, which Subsidiaries shall hold such information under the same obligations of confidentiality to BBT set forth in Article 7 hereof;

      b) license under its copyrights on or covering any such BBT Information to create derivative works, and to use, copy, and distribute the BBT Information and any derivative works, but only in connection with the design, development, manufacture, marketing or maintenance of Lucent's products other than products which are Plug Compatible with BBT products, provided that this subsection shall not convey to Lucent any right to disclose the BBT Information to any entity other than its Subsidiaries, which Subsidiaries shall hold such information under the same obligations of confidentiality to BBT set forth in Article 7 hereof;

      c) license under any claim of any patent which BBT has a right to license as of the effective date of this Agreement which would be infringed by a Lucent product (other than products which are Plug Compatible with BBT products), to the extent that such claim is necessarily infringed by the use of the Deliverable; and

      d) right to grant to a third party supplier, subject to suitable confidentiality agreements, rights of the scope granted to Lucent under Sections 4.01(a), 4.01(b) and 4.01(c), but only to the extent reasonably necessary to carry out activities of supplying Lucent with components of Lucent's products or with such entire products for resale by Lucent;

      e) license under its copyrights to copy and distribute "Distributable Versions" (as that term is defined in this Paragraph) of Lucent's products (other than products which are Plug Compatible with BBT products) and associated documentation. A Distributable Version of such products may include object code compiled from the BBT Information and shall be limited to information commercially reasonably necessary to distribute in connection with commercial transfers of such products. A use shall be deemed to be commercially reasonably necessary for purposes of this paragraph to the extent BBT distributes like material with its own products. Products distributed to third-parties pursuant to the right and license granted in this paragraph shall not be deemed to include confidential information and such distribution shall not be deemed to be a breach of Article 7 hereof.

4.02 In the event that Lucent elects to manufacture or have manufactured (by a third party supplier listed on Attachment 3, which list may be expanded to include additional suppliers with prior written consent of BBT) any **************** which is based on a Deliverable which includes BBT Information which is ************************************************** technology, Lucent shall either:

      (a) purchase such products from BBT pursuant to the terms of the Manufacturing Agreement; or

      (b) pay to BBT a royalty on each of such products manufactured by or for Lucent, which royalty shall be specified in the relevant Project Letter for such Deliverables.

4.03 Lucent grants to BBT, a limited, ************, non-exclusive, and nontransferable license to use the Lucent *************** Technology and Lucent **************** Technology, and any Lucent-owned copyright and patent on such technology, solely for the purpose of design and development by BBT of an **************************** ******* for Lucent.

4.04 All intellectual property rights to the Developed Information (other than BBT Information) and to Joint Information, developed in the course of developing Deliverables under this Agreement or any Project Letter and specifically for inclusion in Deliverables under this Agreement, shall be jointly owned by Lucent and BBT. It is understood that personnel of BBT may perform development for BBT or third Parties that is not pursuant to this Agreement and Lucent shall have no ownership rights to the results of such development work. Subject to Section 4.05, the rights of joint ownership in the Developed Information shall be rights of full non-exclusive worldwide ownership, including rights to license and transfer, subject to provisions of this Agreement, including the following:

      (a) Each Party may exploit its rights to the Developed Information or Joint Information independent of the other and may retain all economic benefits thereof;

      (b) Neither Party shall have any obligation to account to the other for profits derived from the Developed Information or Joint Information.

      (c) Each Party shall have full rights to enforce the Developed Information or Joint Information intellectual property rights against non-authorized users. Each Party agrees to cooperate with the other in connection with enforcement of intellectual property rights, if participation of both parties is required, provided that the Party requesting cooperation shall pay the reasonable expenses of the other Party; and.

      (d) The Parties will cooperate in filing patent applications, copyright registrations, and other formalities required to protect or enforce their joint intellectual property rights in the Developed Information or Joint Information. Neither Party shall be required, however, to incur any costs, such as patent application costs, to which it has not agreed.

4.05 Lucent's and BBT's rights to use the Developed Information shall be restricted as follows:

      (a) Lucent shall not use the Developed Information, or any intellectual property in such Developed Information, in the development or manufacture of a product which is Plug Compatible with any BBT product, without the prior written consent of BBT, and Lucent shall not license a third party to use the Developed Information for such purpose.

      (b) BBT shall use, or license others to use, the Developed Information solely in connection with current and future BBT DLC PRODUCTS. BBT shall not use the Developed Information, or any intellectual property in such Developed Information, in the development or manufacture of a product which is Plug Compatible with any Lucent product, without the prior written consent of Lucent, and BBT shall not license a third party to use the Developed Information for such purpose.

4.06 Each Party shall own separately, not jointly, any improvement or derivative work to the Developed Information or Joint Information created by such Party, except to the extent such improvement or derivative work also constitutes Developed Information or Joint Information. Use and disclosure of improvements or derivative works shall not be restricted by this Agreement except to the extent the same utilizes Developed Information, Joint Information, BBT Information or Lucent Information.

4.07 BBT agrees that BBT will disclose and furnish promptly to Lucent any and all Developed Information, including technical information, computer or other apparatus programs, specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge or data, originated or developed by BBT or by any of BBT's agents, employees, or contractors as a result of activities performed under, or in anticipation of, this Agreement. BBT also agrees to acquire from BBT's agents, employees, and contractors such assignments, rights and covenants as required to assure that Lucent shall receive the rights provided for in this Agreement.

4.08 Lucent agrees to reproduce BBT's copyright notice contained in any documentation reproduced without change by Lucent. For documentation which is reformatted or modified by Lucent, Lucent shall have the right to place only Lucent's own copyright notice on the reformatted or modified documentation, except as prohibited by BBT's agreements with third party licensors. It is the intent of the parties that Lucent's copyright notice shall be interpreted to protect the underlying copyright rights of BBT and third party licensors to BBT to the documentation to the extent such underlying rights are owned by .BBT or such third party licensors.

4.09 Neither Party will use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the "Export Laws"). Neither Party will, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws:
(a) software or technical data disclosed or provided to such Party by the other Party or such other Party's subsidiaries or affiliates; or (b) the direct product of such software or technical data. The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

                                    ARTICLE 5
                           WARRANTIES AND LIABILITIES

5.01 (a) Materials provided by BBT to Lucent in the course of development, for testing or quality assurance purposes, are provided "as is" without any warranty of performance or quality. The parties acknowledge and agree, however, that some prototype products may be produced in quantity and supplied by BBT to Lucent for installation at Customer sites on an "early release" or "beta" basis ("Installed Prototypes"), where a limited warranty as provided in this clause is appropriate.

      (b) BBT warrants to Lucent that the final design for each Deliverable provided by BBT to Lucent under this Agreement will be free of defects that would cause the Deliverable produced according to that design to fail to meet the Specifications for that Deliverable agreed by the parties. In addition, BBT warrants to Lucent that final software for each Deliverable provided by BBT to Lucent under this Agreement shall conform with the Deliverable performance Specifications agreed by the Parties, and to BBT's knowledge will be free of Severity 1 and Severity 2 Defects. These warranties, for the final design and software provided under this Agreement for each Deliverable, shall continue for a period of ******** after the final design and software for that Deliverable are accepted by Lucent, or for such longer period specified in the relevant Project Letter.

      (c) With regard to Installed Prototypes, if Installed Prototypes furnished contain one or more assignable manufacturer's warranties, BBT shall be deemed to have assigned such warranties to Lucent and customers at delivery. BBT warrants that at the time of delivery to Lucent, Installed Prototypes shall be free of any security interest or any other lien or any other encumbrance whatsoever. All warranties shall survive inspection, acceptance and payment.

      (d) Defective or non-conforming Installed Prototypes will, at BBT's option, either be returned to BBT for repair or replacement, at no cost to Lucent, with risk of in-transit loss and damage borne by BBT and freight paid by BBT, or be repaired or replaced by BBT on Lucent's or Lucent's customers' site or another site designated by Lucent at no cost to Lucent. If the defect is related to defective workmanship of materials or manufacture, BBT shall complete repairs and ship the repaired material within ten (10) working days of receipt of defective or non-conforming material, or at Lucent's option, ship replacement material within ten (10) working days after verbal notification is given to BBT by Lucent. If the defect is related to design or software, the parties will agree on a schedule for correction.

      (e) BBT's sole liability, and Lucent's exclusive remedy, for claims by Lucent for defective or non-conforming materials made during the relevant warranty period, shall be: (1) for designs or software, at no additional cost to Lucent, correction of the design or software to make it conforming, and providing a copy of the corrected design or software to Lucent; and (2) for Installed Prototypes, at no additional cost to Lucent, correcting the defective Installed Prototypes as provided in this clause.

      (f) Replacement material shall be warranted as set forth above in this section. Any Installed Prototype which is repaired, modified, or otherwise serviced by BBT shall be warranted as provided in this section for the remainder of the warranty period (based upon the date of repair, modification or other service is completed and accepted by Lucent) or ninety (90) days after the Installed Prototype is returned by BBT, whichever is later.

5.02 (a) BBT believes the BBT Information and Developed Information to be furnished hereunder will be true and accurate. Except as provided in Sections
2.07 and 5.01, BBT and its Subsidiaries shall not be liable for errors or omissions in the BBT Information or the Developed Information.

      (b) BBT warrants that the BBT Information licensed to Lucent and the Developed Information to be furnished to Lucent under this Agreement are and will be the original work of BBT (or BBT has and will have a valid right to license such property) and it has the power to grant the rights described in this Agreement. BBT warrants and represents that upon Lucent's acceptance of the Deliverables, such Deliverables shall be free of any security interest or any other lien or any other encumbrance whatsoever.

5.03 BBT warrants that software will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as it performed before January 1, 2000. This maintenance will be considered part of and covered under the maintenance provisions of the Agreement at no additional charge to Lucent.

5.04 EXCEPT AS PROVIDED IN THIS ARTICLE, BBT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, BBT AND ITS SUBSIDIARIES MAKE NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR THAT THE USE OF THE BBT INFORMATION OR THE DEVELOPED INFORMATION OR ANY PORTION OF IT WILL NOT INFRINGE ANY PATENT OF ANY THIRD PARTY, AND IT SHALL BE THE SOLE RESPONSIBILITY OF LUCENT TO MAKE SUCH DETERMINATION AS IS NECESSARY WITH RESPECT TO THE ACQUISITION OF LICENSES UNDER PATENTS OF THIRD PARTIES. BBT AND ITS SUBSIDIARIES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY PATENT INFRINGEMENT CLAIM MADE BY LUCENT OR ANY THIRD PARTY ON ACCOUNT OF, OR ARISING FROM THE USE OF, THE BBT INFORMATION OR DEVELOPED INFORMATION OR ANY PORTION OF IT.

5.05 At Lucent's request, BBT agrees to indemnify, defend and hold harmless Lucent, its affiliates, customers, employees, successors and assigns (all referred to as "Lucent") from and against any losses, damages, claims, fines, penalties and expenses (including reasonable attorney's fees) that arise out of or result from: (1) assertions under Workers' Compensation or similar acts made by persons furnished by BBT; and (2) injuries or death to persons or damage to property, including theft, in any way arising out of or caused or alleged to have been caused by the Deliverable or activities performed by, or material provided by BBT or persons furnished by BBT: (a) if the Deliverables do not meet the specifications, except to the extent such injury or death to persons or damage to property is caused by the negligence or willful or other wrongful act or omission of Lucent or its employees; and (b) if the Deliverables meet the Specifications, to the extent such injury or death to persons or damage to property is caused by the negligence or willful or other wrongful act or omission of BBT or its employees.

5.06 Neither Lucent nor BBT shall be liable for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control, including but not limited to acts of God, extraordinary traffic conditions, riots, civil disturbances, wars, states of belligerency or acts of the public enemy, strikes, work stoppages, or the laws, regulations, acts or failure to act of any governmental authority. In the event that performance under this Agreement is prevented for a continuous period of two (2) months or longer by any of the foregoing causes, the Party which does not receive the benefit of the performance of the other Party shall have the right to terminate this Agreement by giving written notice to the other Party.

5.07 NOTWITHSTANDING ANY OTHER SECTIONS OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE FOR

INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY NATURE, HOWEVER CAUSED.

                                    ARTICLE 6
                                   TERMINATION

6.01 Lucent may terminate this Agreement by notice in writing to BBT upon the occurrence of (1) a Change of Control of BBT, or (2) a Material Breach by BBT. With respect to a Change in Control, Lucent's right to terminate will expire unless Lucent notifies BBT of its intention to exercise that right within thirty
(30) days (or such longer period as may be agreed to) of Lucent's receipt of notice from BBT of a planned or actual Change in Control. A Change of Control of BBT which results from bankruptcy proceedings shall be treated as a Change of Control of BBT. In the event that this Agreement is terminated as a result of a rejection of this Agreement by a Trustee in bankruptcy, Lucent shall have no further obligations to make any payments pursuant to Section 3.01 following such termination.

6.02 Upon termination of this Agreement pursuant to Section 6.01 hereof, all obligations and rights of the Parties under this Agreement shall continue except as follows:

(a) With regard to Projects for which a Project Letter has been executed by the Parties, at Lucent's option, Lucent may:

      (1) Pay the full fees stated in the Project Letter for such Project, in which case BBT shall complete the Project and deliver the Deliverables per the Project Letter; or

      (2) Make no further payments under the Project Letter to BBT following termination of the Agreement, in which case BBT shall be released of its obligations under the Project Letter. BBT shall be entitled to keep any payments made under the Project Letter prior to termination, and Lucent shall be entitled to receive BBT's development work in process relative to Deliverables specified in the Project Letter (including prototypes, drawings, and the like). For purposes of clarification the Parties recognize that each Party will have joint ownership in the Developed Information and a joint right to receive copies of the development work in process.

(b) Neither Party shall be obligated to execute any further Project Letters, and Lucent shall have no obligation to make any payments under Section 3.01 not due prior to the date of termination.

(c) Except in the case of Section 6.02(a)(1), BBT's license under Section 4.03 shall be terminated, upon which termination BBT shall immediately return to Lucent all Lucent

*************** Technology and Lucent **************** Technology. For purposes of clarification, Termination under Section 6.01 shall not affect the rights of the Parties with respect to Projects completed prior to the date of termination.

6.03 (a) If a voluntary or involuntary petition under applicable bankruptcy laws is filed by or against BBT, unless BBT provides to Lucent reasonable assurances that BBT will be able to comply with the confidentiality provisions of this Agreement regarding intellectual property, Lucent may terminate the license granted in Section 4.03 hereof. BBT shall immediately notify Lucent of the filing of any bankruptcy petition by or against BBT. Notwithstanding the foregoing, a Change in Control of BBT which results from bankruptcy proceeds shall be treated as provided in Section 6.01.

(b) If a proceeding is commenced under any provision of the United States Bankruptcy Code, voluntary or involuntary, by or against either party, and this Agreement has not been terminated, the non-debtor party may file a request with the bankruptcy court to have the court set a date within sixty (60) days after the commencement of the case, by which the debtor party will assume or reject this Agreement, and the debtor party shall cooperate and take whatever steps are necessary to assume or reject the Agreement by such date.

6.04 In the event Lucent terminates any license right of BBT hereunder, any obligation of BBT to Lucent which requires use of such terminated license, shall immediately terminate. The rights of the Parties shall be governed by Section 6.02.

6.05 Upon termination of this Agreement, the Parties agree to provide full cooperation in the orderly transition of the work to Lucent or its designee, including, but not necessarily limited to packing and preparing for shipment any materials or other inventory to be transferred, provision of reports, files and similar media necessary for continuation of the work transferred, continuation of work at reducing levels if necessary during a transition period and at reduced levels if work is transferred in part. Prices for additional work such as packing and preparation for shipment, and revision of prices resulting from revised volumes, if necessary, shall be mutually agreed upon by the Parties.

                                    ARTICLE 7
                                 CONFIDENTIALITY

7.01  Each party agrees:

      (i) that it will not use the Lucent Information (in the case of BBT) or the BBT Information (in the case of Lucent), except as expressly provided herein;

      (ii) that it shall keep the Lucent Information or the BBT Information, as the case may be, confidential;

      (iii) that it will not, without the other party's express written permission, make or have made, or permit to be made, more copies of any of the Lucent Information or the BBT Information, as the case may be, than are necessary for its use hereunder;

      (iv) that it will not, without the other party's express written permission, (a) use in advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol or any other identification or any abbreviation, contraction or simulation thereof owned or used by such other party or any of its Subsidiaries, or (b) represent, directly or indirectly, that any product or service produced in whole or in part with the use of any of the Lucent Information or the BBT Information, as the case may be, is a product or service of such other party or any of its Subsidiaries or is made in accordance with or utilizes any information or documentation of the other party or any of its Subsidiaries; provided, however, that nothing in this Section 7.01 shall be construed as prohibiting a party from representing that it is licensed with respect to such information; and

      (v) that the Lucent Information or the BBT Information, as the case may be, and all documents furnished hereunder are deemed to be and shall remain the property of the furnishing party, and that upon termination of this Agreement, each shall upon request deliver to the other party all documents containing any of the Lucent Information or the BBT Information, as the case may be, and all copies thereof then under such party's or its supplier's control (except to the extent such party is entitled hereunder to retain such information).

7.02 It is recognized that during the performance of this Agreement, each Party's personnel may unavoidably receive or have access to private or confidential information of the other Party which is not the BBT Information or the Lucent Information. Each

Party agrees that all such information  shall be treated for the purposes of the
provisions  of  this  Agreement  as  if  it  were  BBT   Information  or  Lucent
Information, as the case may be.

7.03 (a) A party receiving proprietary or confidential information in connection with this Agreement, including the Lucent Information and the BBT Information, will (i) maintain it in confidence and will not disclose any part of it to anyone except those of its employees, agents or advisors having a need to know in order to accomplish the purposes of this Agreement and who are bound by terms similar to those of this section, (ii) use at least the same degree of care to maintain its secrecy as it uses in maintaining the secrecy of its own confidential and trade secret information of equal importance, (iii) always use at least a reasonable degree of care in maintaining its secrecy, and (iv) use it only for the purpose of exercising its rights and performing its obligations under this Agreement.

      (b) Neither party will have any obligation (confidentiality or restriction on use) concerning that part of the other's information which (i) at the time of disclosure in writing is not marked with a legend identifying it as "Proprietary", "Confidential" or a similar legend or, within thirty (30) days after oral disclosure, is not so identified in writing, (ii) at the time of disclosure to the receiving party was known to that party free of restriction as evidenced by documentation in that party's possession, (iii) is lawfully obtained from a third party under no obligation of confidentiality, (iv) is or becomes publicly available other than as a result of an act or failure to act of the receiving party, or (v) is independently developed by a party without use of the other's confidential information.

(c) If any part of a party's confidential or proprietary information is wrongfully disclosed or used, then, in addition to the remedies provided by this Agreement or by law or in equity, the party which provides the information will be entitled to an injunction preventing further disclosure of the information by the other party or further disclosure or use of the information by any third parties to whom the information has been wrongfully disseminated.

                                    ARTICLE 8
                                  MISCELLANEOUS

8.01 BBT shall not assign any right or interest under this Agreement (excepting solely for moneys due or to become due) without the prior written consent of Lucent. Subject to Lucent's right to terminate upon the occurrence of a Change in Control, a merger or consolidation shall not be deemed to be an assignment. BBT will provide Lucent with thirty (30) days prior written notice prior to the closing of a merger or consolidation.

8.02 Each Party agrees that it will not employ, and will not directly or indirectly solicit employment of, employees of the other Party during the term of this Agreement and for two years thereafter. This restriction extends to and includes the subsidiaries and affiliates of each Party. This restriction does not apply to any person who has not been employed by the other party for at least six months.

8.03 BBT agrees to do the following with respect to property owned by Lucent under BBT's possession (other than the Developed Information developed by BBT pursuant to this Agreement):

(a) Deliver such property to Lucent upon demand, FOB BBT's plant without additional charge for removal, packing, or crating.

(b) Except as set forth below in this clause, BBT shall not allow any security interest, lien, tax lien or other encumbrance (collectively referred to as "encumbrance") to be placed on any such Lucent property. BBT shall give Lucent immediate written notice should any third party attempt to place or place an encumbrance on such Lucent property. BBT shall indemnify and hold Lucent harmless from any such encumbrance.

(c) Lucent may inspect, inventory, and authenticate the account of the Lucent property during BBT's normal business hours. BBT shall provide Lucent access to the premises where all such Lucent property is located. The obligations assumed by BBT with respect to the Lucent property are for the protection of Lucent's property. BBT shall, at Lucent's option, return to Lucent or hold for Lucent's disposition any or all of such Lucent property in BBT's possession at (a) the completion of the Project for which such Lucent property was acquired, or , (b) expiration, cancellation or termination of this Agreement, or (c) the withdrawal of the Lucent Property , as provided above.

8.04 This Agreement and all transactions under it shall be governed by the laws of the State of New Jersey, without regard to conflicts of laws provisions. The Parties agree to submit to the jurisdiction of any court wherein an action is commenced against the other Party based on a claim for which one Party has agreed to indemnify the other Party under this Agreement.

8.05 BBT and all persons furnished by BBT shall comply at their own expense with all applicable laws, ordinances, regulations and codes, including the identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.

8.06 This Agreement shall constitute the entire agreement between the parties with respect to the subject matter of this Agreement and shall not be modified or rescinded, except by a writing signed by BBT and Lucent. Estimates or forecasts furnished by Lucent shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous and prior oral and written communications and understandings of the parties with respect to the subject matter of this Agreement.

8.07 Neither Party shall implead or bring an action against the other Party based on any claim by any person for personal injury or death to an employee of a Party for which the other Party has previously paid or is obligated to pay worker's compensation benefits to such employee or claimant and for which such employee or claimant could not otherwise bring legal action against the other Party.

8.08 All persons furnished by any Party shall be considered solely employees or agents of that Party, who shall be responsible for payment of all unemployment, social security and other payroll taxes, including contributions when required by law.

8.09 The obligations of the Parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

8.10 BBT shall maintain and cause BBT's subcontractors to maintain during the term of this Agreement: (1) Workers' Compensation insurance as prescribed by the law of the state or nation in which the work is performed; (2) employer's liability insurance with limits of at least five hundred thousand dollars ($500,000) for each occurrence; (3) automobile liability insurance if the use of motor vehicles is required, with limits of at least one million dollars ($1,000,000) combined single limit for bodily injury and property damage per occurrence; (4) Commercial General Liability ("CGL") insurance, ISO 1988 or later occurrence form of insurance, including Blanket Contractual Liability and Broad Form Property Damage, with limits of at least one million dollars ($1,000,000) combined single limit for bodily injury and property damage per occurrence; (5) if the furnishing to Lucent (by sale or otherwise) of material or construction services is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of three million dollars ($3,000,000) per occurrence; and (6) Errors and Omissions or Professional Liability insurance in the amount of at least one million dollars ($1,000,000) per claim with an aggregate of at least three million dollars ($3,000,000) inclusive of legal defense costs, to be maintained for a period of at least one (1) year after completion of the Agreement. All CGL and automobile liability insurance shall designate Lucent Technologies Inc., its affiliates, and its directors, officers and employees (all referred to as "Lucent") as additional insured. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available. Any other coverage available to Lucent shall apply on an excess basis. BBT agrees that BBT, BBT's insurer(s) and anyone claiming by, through, under or in BBT's behalf shall have no claim, right of action or right of subrogation against Lucent and its customers based on any loss or liability insured against under the foregoing insurance. BBT shall furnish Lucent copies of certificates of insurance upon request by Lucent. In the event BBT changes insurers, BBT shall notify Lucent of such change. Insurance companies providing coverage under this Agreement must be rated by A-M Best with at least an A-rating.

8.11 Each Party shall be responsible for its own labor relations with any labor organization either representing or seeking to represent its employees and shall negotiate and seek to adjust all disputes between it and its employees or any union representing its employees. Except as otherwise provided in this clause, and subject to the terms of this

Agreement, either Party may freely enter into any contract with any union representing employees employed by it to perform the duties contemplated by the requirements of this Agreement. Neither Party shall enter into a contract that purports to obligate the other Party to the union, either as successor or assignee of such Party, or in any other way, on the termination of this Agreement, or at any other time. Each Party warrants that it is not a party to any existing union contract purporting so to obligate the other Party.

8.12 Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by BBT or Lucent shall be in writing and shall be given by U.S. Mail to the respective parties as follows:

                           To Lucent:  Lucent Technologies Inc.
                           Address:  67 Whippany Road
                                        Whippany, New Jersey 07981
                           Attn:        Access Product Management Vice President

                           with a copy to:
                           Lucent Technologies Inc.
                           283 King George Road
                           Warren, New Jersey  07059
                           Attention:  Corporate Counsel - Switching and Access

                           To: BroadBand Technologies, Inc.
                           Address: Post Office Box 13737
                                    Research Triangle Park, NC 27709-3737
                           Attn:  Chief Financial Officer

                           with a copy to:
                           James F. Verdonik
                           Kilpatrick Stockton LLP
                           Post Office Box 300004
                           Raleigh, North Carolina 27622

The effective dates of such notice shall be: (1) five (5) days following the date mailed for certified or registered letters, and (2) two (2) days following the date mailed for overnight letters. The above addresses may be changed at any time by giving prior written notice as above provided.

8.13 If any of the provisions of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable this entire Agreement, but rather this entire Agreement shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of the parties shall be construed and enforced accordingly.

8.14 The failure of either Party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other Party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other Party.

8.15 (a) The following procedures shall apply to any dispute or disagreement between the Parties or any of their Subsidiaries arising out of this Agreement.

(b)  First:

            (i) either Party may give written notification of such dispute or disagreement to the other Party and

            (ii) the Parties shall communicate with each other promptly with a view to resolving such dispute or disagreement within 21 days (or such extended period as the Parties agree is appropriate in any case) after such written notification is given.

(c) The giving of any notice  regarding any dispute or  disagreement  under this
Section 8.15 shall toll the running of all applicable statutes of limitation until the later of (i) 90 days following the giving of such notice or (ii) 30 days following the termination of discussions between the Parties concerning such dispute or disagreement.

(d) Second, if at the end of the 21 day period referenced in Section 8.15(b)(as it may be extended) such dispute or disagreement has not been resolved to the satisfaction of both parties, either Party may request in writing that such dispute or disagreement be the subject of non-binding mediation. Following such request, the Parties shall endeavor in good faith promptly to identify a single person (who shall be a person with experience and good reputation) who shall assist the Parties in discussing such dispute or disagreement and in attempting to reach a mutually acceptable business resolution. Such mediation process shall terminate not later than 30 days following the request therefor (or such extended or shorter period as the Parties agree is appropriate). All applicable statutes of limitation shall be tolled during the period of mediation.

(e) Third, if at the end of the 30 day period referenced in Section 8.15(d) (as it may be extended or shortened) such dispute or disagreement has not been resolved to the satisfaction of both parties, either Party (the "complainant") may commence binding arbitration by giving the other Party (the "respondent") notice in writing (the "initiating notice") setting forth in reasonable detail the nature of its claim and the relief requested stating that the complainant is invoking the procedures set forth in this Section 8.15(e) and (f) and naming the complainant's representative on the Arbitration Panel (as defined below). Within 21 days of receipt of an initiating notice, the respondent shall give the complainant notice in writing (the "response") setting forth in reasonable detail: (1) the basis of its response to the claim; (2) the nature of any counterclaim it has against the complainant arising from the same set of facts and circumstances that gave rise to the original claim; (3) any other counterclaim that Party wishes to bring at that time (although the Party has no obligation to bring such counterclaims at that time); (4) the relief requested; and (5) naming the respondent's representative on the Arbitration Panel. The two representatives shall select a third person who is mutually acceptable to them. If the representatives fail to make such selection within 21 days, the complainant and the respondent shall each replace its representative with a new representative and the new representatives shall be subject to the preceding sentence and this sentence. Once a third person is selected, such person together with the representatives of the complainant and the respondent shall form the Arbitration Panel. The date upon which the Arbitration Panel is formed shall be the "Commencement Date".

(f) The Arbitration Panel shall conduct proceedings to determine the merits under applicable law of the claims set forth in the initiating notice and the response. The proceedings shall be administered by JAMS/Endispute in accordance with its Comprehensive Arbitration Rules and Procedures in effect as of the Effective Date, subject to the following additional rules:

      (i)   the proceedings shall take place in New York City;

      (ii) the Arbitration Panel (including, if necessary, any replacement(s) to the Arbitration Panel) shall be selected as set forth in Section 8.15(e);

      (iii) the available relief shall include damages, injunctive relief and equitable relief to the extent allowed under the applicable law, this Agreement and any other agreement between the parties;

      (iv) the parties shall attempt in good faith promptly to agree on the nature and extent of any discovery in connection with the arbitration, provided that, in the absence of such agreement, discovery shall be governed by JAMS/Endispute's Comprehensive Arbitration Rules and Procedures and the applicable law with respect to privilege and other protections from disclosure, including the work product doctrine;

      (v) the final decision of the Arbitration Panel (the "Award") shall be issued within six months of the Commencement Date (the date of issuance of the Award being the "Award Date") and must be joined by at least two members of the Arbitration Panel;

      (vi) each party to the proceedings shall pay its own costs in connection with the proceedings, including the costs and expenses of its representative on the Arbitration Panel, and the parties shall share equally the other costs of the proceedings, including the fees of the third member of the Arbitration Panel, except that the prevailing party shall be entitled to recover its attorneys' fees incurred in prosecution thereof.

(g) In accordance with the Federal Arbitration Act, 9 U.S.C. ss.1 et seq., the Award shall be final and binding and judgment thereon may be entered by any state or federal court having jurisdiction thereof.

(h) Nothing in this Section 8.15 shall be construed to preclude either party from seeking injunctive relief in a court of competent jurisdiction to prevent imminent irreparable harm. The dispute resolution procedures set forth herein shall be stayed pending disposition of any application for such relief. The Parties agree that a court of competent jurisdiction may consider the merits of any claim that is subject to the dispute resolution procedures set forth herein to the extent necessary to resolve any permissible application for injunctive relief.

8.16 This Agreement may be executed in one or more counterparts.

8.17 Breach by a Party of any other agreement between the Parties shall not constitute a breach of this Agreement, unless the same conduct independently breaches this Agreement. A breach of this Agreement shall not constitute a breach of any other agreement between the Parties, unless the same conduct independently breaches such other agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.


                  LUCENT TECHNOLOGIES INC.



                  By:________________________________


                  Title:_____________________________


                  Date:______________________________






                  BROADBAND TECHNOLOGIES, INC.




                  By:________________________________
                                David Orr
                             President & CEO


                  Date:______________________________


              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                         REPRESENTATIVES OF BOTH PARTIES

                                  ATTACHMENT 1

                       Lucent **************** Technology

Lucent's **************** Technology means the following *********** information owned by Lucent for Lucent's ***********************************************
******************************************************* :

Parts list (including part numbers and supplier lists)
Schematic diagrams
Board layout documentation


For purposes of clarity, the parties recognize that Lucent's ************** Technology shall not include any source code programs, read-only memory (ROM) code, embedded protocols (interface specifications), or application specific integrated circuit (ASIC) design information or schematics.

                                  ATTACHMENT 2

                    Lucent ********************** Technology

Lucent's  *********************  Technology means the following ****************
information  owned by Lucent for Lucent's  *************************************
**********:

Parts list (including part numbers and supplier lists)
Schematic diagrams
Board layout documentation
Interface specifications

For purposes of clarity, the parties recognize that Lucent's ************************ Technology shall not include any source code programs, read-only memory (ROM) code, or application specific integrated circuit (ASIC) design information or schematics.

                                  ATTACHMENT 3

                      List of Approved Suppliers to Lucent

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